SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 29, 2004

CLX INVESTMENT COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Idenfication No.)

43180 Business Park Dr., Temecula, CA 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A
(Former name or former address, if changed since last report)

ITEM 4.01 Changes in Registrant's Certifying Accountant

On December 29, 2004, the Company engaged HJ & Associates as certifying accountants. The Company's predecessor certifying accountants, Easton and Barsch, indicated that they will no longer be engaged in the audits of public companies. HJ & Associates is licensed the practice with the PCAOB. There were no disagreements between the predecessor auditors and the Company's management or Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

Date: December 29, 2004	By: /s/Shane Traveller
Shane Traveller, Chief Executive Officer